Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

CMR Mortgage Fund II

Name:
$		, 2006
(Leave Date Blank)

CMR Investor No.

THE MEMBERSHIP INTEREST UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  SUCH INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON AT ANY TIME IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH UNITS UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER OF THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.  IN ADDITION, IN NO EVENT MAY UNITS BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON WHO IS NOT A RESIDENT OF CALIFORNIA FOR A PERIOD OF NINE MONTHS FROM THE DATE OF THE LAST SALE THEREOF BY THE COMPANY.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED BY THE COMMISSIONER’S RULES.

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

CMR MORTGAGE FUND II, LLC

The undersigned hereby applies to become a member in CMR Mortgage Fund II, LLC, a California limited liability company having its principal place of business at 62 First Street, 4th Floor, San Francisco, California  94105 (the “Company”), and subscribes to purchase the number of Units herein indicated in accordance with the terms and conditions of the Company’s Offering Circular dated December 15, 2006 as supplemented from time to time (the “Offering Circular”), and the Operating Agreement attached thereto as Exhibit A (the “Operating Agreement”).

1.             REPRESENTATIONS AND WARRANTIES.  The undersigned represents and warrants as follows:

(a)           I have received, read and fully understood the current Offering Circular for the offer and sale of Units by the Company, and in making this investment I am relying only on the information provided in the Offering Circular.  I have not relied on any statements or representations inconsistent with those contained in the Offering Circular.

(b)           I understand that the Units are being offered and sold without registration under the Securities Act of 1933, as amended in reliance upon the exemption from such registration requirements for intrastate offerings.  I acknowledge and understand that the availability of this exemption depends in part upon the accuracy of the representations and warranties contained herein, which I hereby make with the intent that they may be relied upon by the Manager.  I understand that the Company has obtained a permit from the California Department of Corporations to offer and sell the Units in California but has not registered or qualified the Units for offer or sale under the securities laws of any other state.  This Subscription Agreement is made pursuant to, and is subject to, the terms and conditions of the qualification approved by the California Commissioner of Corporations for the Company.

(c)           My principal residence is in the State of California or I am a non-U.S. citizen residing in a foreign nation.  Except as hereafter provided, if I am acting as the trustee of a trust or on behalf of any other business entity, both the principal office and the principal place of business of such trust or other entity are located in the State of California or in a foreign nation.  If I am acting as the trustee or custodian of a Keogh plan, Individual Retirement Account or other retirement plan and I am not a resident of California, then all of the following requirements are satisfied:  (i) all participants or beneficiaries of such retirement plan have their principal residence in California; (ii) all investment decisions regarding such plan are made by such resident participants and/or beneficiaries; and (iii) I perform only ministerial functions with respect to the investment of plan assets, with no independent authority or discretion to make investment decisions.

(d)           I understand that Units may not be sold or otherwise disposed of without the prior written consent of the Manager, which consent may be granted or withheld in its sole discretion, and that any such transfer is also subject to the prior written consent of the California Commissioner of Corporations and to numerous other restrictions described in the Offering Circular and in the Operating Agreement.  I have liquid assets sufficient to assure myself (i) that investment in these Units will not cause me undue financial difficulties and (ii) that I can provide for my current needs and possible personal contingencies or, if I am the trustee of a retirement trust, that the limited liquidity of the Units will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

(e)           I understand that an investment in the Units involves certain risks.

(f)            I am 18 years of age or older.

(g)           By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of Units), I am capable of evaluating the risks and merits of an investment in the Units.

(h)           I am purchasing the Units solely for my own account, and not with a view to or for a sale in connection with any distribution of the Units.

2.             POWER OF ATTORNEY.  The undersigned hereby irrevocably constitutes and appoints the Manager as his, her or its true and lawful attorney-in-fact, with full power of substitution and with full power and authority for him, her or it and in his, her or its name, place and stead, to execute, acknowledge, publish and file:

(a)           The Operating Agreement, the Articles of Organization of the Company and any amendments thereto or cancellations thereof required under the laws of the State of California;

(b)           Any other certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

(c)           Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of a Member or the delivery of an assignment of Units by a Member; provided, that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3.             ACCEPTANCE.  This Subscription Agreement will be accepted or rejected by the Manager within thirty (30) days of its receipt by the Company.  Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of Units indicated below, for the purchase price of $1,000 per Unit.  The Manager will return a countersigned copy of this Subscription Agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of Units.

4.             PAYMENT OF SUBSCRIPTION PRICE.  The full purchase price for units is $1,000 per Unit and is payable in cash concurrently with delivery of this Subscription Agreement.  I understand that my subscription funds will not earn interest for my account and will be held by the Manager which may earn interest for the account of the Company in a segregated subscription account at a financial institution selected by the Manager, until my funds are needed by the Company to fund a mortgage loan, and only then will I actually be admitted to the Company.  In the interim, my subscription funds will not earn interest in the subscription account.

5.             ACKNOWLEDGMENT.  I understand the meaning and legal consequences of the representations and warranties I have made herein, and that the Manager is relying on such representations and warranties in making a determination whether to accept or reject this subscription.

PLEASE READ THE FOLLOWING PARAGRAPHS CAREFULLY AND
INITIAL WHERE INDICATED AFTER HAVING DONE SO

The undersigned agrees to indemnify and hold CMR Mortgage Fund II, LLC and its Manager, Members and their respective affiliates, agents and employees harmless from and against any and all claims, demands, liabilities, and damages (including, without limitation, all attorneys’ fees which shall be paid as incurred) which any of them may incur, in any manner or to any person, by reason of the falsity, incompleteness or misrepresentation of any information furnished by the undersigned herein or in any document submitted herewith.  The effect of the foregoing is that the undersigned will be financially responsible for all losses, damages, expenses and liabilities incurred by the Company, its Manager and their related parties as a result of a breach of any of the representations and warranties made by the undersigned.

THE UNDERSIGNED HAS READ CAREFULLY AND UNDERSTANDS THE FOREGOING INDEMNIFICATION PROVISION AND ITS EFFECT.

(INITIAL)	(INITIAL)

6.             INVESTOR INFORMATION.

As custodian for
(If Applicable)

As trustee of
(If Applicable)

Investor or Beneficial Owner:
Name of Trust (if any):

Address:

	Telephone	(Home)
(Work)
(FAX)

Social Security or Taxpayer I.D. No.:

Please indicate which of the following is accurate:

(a)           My net worth is as follows (check which is applicable)

☐	(i) I have a net worth (exclusive of home, furnishings and automobiles) of $250,000 plus an annual gross income of $65,000; or
☐	(ii) I have a net worth (exclusive of my home, furnishings and automobiles) of $500,000; or
☐

(iii)          I am a trustee or other fiduciary of a fiduciary account such as a pension or profit-sharing plan, Individual Retirement Account, or 401(k) plan (an “ERISA Plan”), and the suitability standards of (i) or (ii) above are met either by the ERISA Plan itself or by the plan participant who directly or indirectly supplies the funds for investment by such ERISA Plan.

☐

(iv)          I am investing on behalf of a fiduciary account other than an ERISA Plan (such as a family trust or a custodial account for the benefit of a minor), and the suitability standards of (i) or (ii) above are met by either: (i) all beneficiaries of the account; or (ii) the trustee or custodian if that person is the donor of the funds for investment; or (iii) the donor of the funds for investment if the only beneficiaries of the fiduciary account are the donor’s ancestors, descendants or spouse.

(b)           The amount of my investment in Units as set forth in this Agreement (check whichever is applicable):

☐	(i) does not exceed ten percent (10%) of my net worth (exclusive of my home, furnishings and automobile); or
☐

(ii)           if I am a trustee or fiduciary of an ERISA Plan, the amount of the investment in Units does not exceed ten percent (10%) of the net worth of such ERISA Plan itself or of the plan participant who directly or indirectly supplies the funds for investment to such ERISA Plan.

☐

(iii)          If I am investing on behalf of a fiduciary account other than an ERISA Plan (such as a family trust or a custodial account for the benefit of a minor), the amount of the investment in Units does not exceed ten percent (10%) of the net worth of any of the following: (i) all beneficiaries of the account; (ii) the trustee or custodian if that person is the donor of the funds for investment; or (iii) the donor of the funds for investment if the only beneficiaries of the fiduciary account are the donor’s ancestors, descendants or spouse.

Total Purchase Price ($1,000 per Unit; $5,000 minimum; $2,000 IRA minimum): $ _____________

Number of Units to be Purchased ($$$ divided by 1,000):            _____________

[May be fractional.   $35,124.41 would be 35.12441 shares]

Monthly Income to be*:     COMPOUNDED ________  or DISTRIBUTED _______   *   (An election to receive cash distributions may later be changed to an election to compound only if there is then in effect a permit issued by the California Commissioner of Corporations qualifying the offering.  In addition, the Manager reserves the right to make cash distributions to previously compounding investors as described in the Offering Circular.)

Make check payable to “CMR Mortgage Fund II, LLC” and return with this Subscription Agreement to 62 First Street, Fourth Floor — San Francisco, CA  94105

IN WITNESS WHEREOF, the undersigned hereby agrees to become a Member in CMR Mortgage Fund II, LLC upon the terms and conditions set forth in the Operating Agreement.

Dated:                                    , 2006

Signature of Investor or Beneficial Owner	Signature of Trustee, if any

Signature of Investor Spouse (if named in section 6)

[IF IRA OR ERISA PLAN, THEN BOTH TRUSTEE AND BENEFICIAL OWNER(S) MUST SIGN.]

Signature of Custodian, if applicable

As Custodian for ___________________ Under the California Uniform Transfers to Minors Act

ACCEPTANCE

The foregoing Subscription Agreement is hereby accepted by CMR Mortgage Fund II, LLC.

Dated: _________, 2006	CMR MORTGAGE FUND II, LLC, a California limited liability company

	By:	California Mortgage and Realty Inc., Manager

By: